Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350
(Section 906 of the Sarbanes — Oxley Act of 2002)

In connection with the filing by Five Star Quality Care, Inc. (the “Company”) of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ EVRETT W. BENTON
Evrett W. Benton
President and Chief Executive Officer
/s/ BRUCE J. MACKEY JR.
Bruce J. Mackey Jr.
Treasurer and Chief Financial Officer